EXHIBIT 3.1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GLOBAL DIVERSIFIED FUTURES FUND L.P.

Under Section 121-202 of the Revised Limited Partnership Act

The undersigned, desiring to amend the Certificate of Limited Partnership of Global Diversified Futures Fund L.P. (the “Partnership”) pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST:            The name of the Partnership is Global Diversified Futures Fund L.P.

    The name under which the Partnership was formed is Smith Barney Strategic Diversified Futures Fund L.P.

SECOND:       The date of filing of the Certificate of Limited Partnership is June 15, 1998.

THIRD:            By this Certificate of Amendment, the Certificate of Limited Partnership of the Partnership is hereby amended to change the term of the Partnership.

    The Certificate of Limited Partnership of the Partnership is hereby amended in the following respects:

    Paragraph SIX of the Certificate of Limited Partnership, which sets forth the term of the Partnership, is hereby amended to read as follows:

    “6. The latest date upon which the limited partnership is to dissolve is:

December 31, 2020”

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Limited Partnership on this 6th day of November, 2018.

By:	Ceres Managed Futures LLC,
General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
Authorized Person

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF LIMITED PARTNERSHIP

OF

GLOBAL DIVERSIFIED FUTURES FUND L.P.

Under Section 121 - 202 of the Revised Limited Partnership Act

Filed by:

James E. Lippert

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019